LIMITED POWER OF ATTORNEY - SECTION 16 REPORTING PURPOSES
Know all by these present, that the undersigned hereby makes, constitutes and appoints each of Connie Chen, Jennifer Ceran, and Blair Andrew (Andy) Stewart, acting individually, as the undersigneds true and lawful attorney in fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
1. execute for, and on behalf of, the undersigned, in the undersigneds capacity as an officer andor director of Quotient Technology Inc. (fka Coupons.com Incorporated)
(the Company), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the Exchange Act);
2. seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney in fact and further approves and ratifies any such release of information;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securities and Exchange Commission, the New York Stock Exchange, NASDAQ Capital Market and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and
4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts sole discretion.
The undersigned hereby acknowledges that (a) the foregoing attorneys in fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney in fact to act in his or her discretion on information provided to such attorney in fact without independent verification of such information; (c) any documents prepared andor executed by any attorney in fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney in fact, in his or her sole discretion, deems necessary or advisable;
(d) neither the Company nor any attorney in fact assumes
(i) any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in, securities issued by the Company, unless earlier revoked as to any attorney in fact by the undersigned in a signed writing delivered to such attorney in fact.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 4th day of February, 2016.


Signature:    Dawn Lepore
Print Name:   Dawn Lepore